EXHIBIT 99.1

Datalink Completes the Purchase of Minneapolis-Based Midwave

Expands Market Share in Minnesota and the Surrounding Region

Reconfirms Third Quarter 2011 Guidance

MINNEAPOLIS, Minn., October 3, 2011 — Datalink (NASDAQ: DTLK), a leading provider of data center infrastructure and services, today announced that it has acquired substantially all of the assets, and selected liabilities, of Midwave Corporation.  Based in Minneapolis, Minn., Midwave is an IT services and solutions firm focused on optimizing the data centers and IT infrastructure of enterprise companies.  Datalink and Midwave share common go-to-market strategies and product and services portfolios, as well as a track record of success helping organizations optimize the business value of IT.

Datalink purchased Midwave for $17.6 million, comprised of a cash payment of approximately $16.1 million and $1.5 million in Datalink common stock.  Datalink will also assume approximately $11 million of current liabilities and acquire approximately $11.5 million in current assets and $500,000 in property and equipment.

With the addition of Midwave, Datalink is positioned to close 2011 with an anticipated annualized run rate of more than $400 million and a workforce of over 400 employees.  Midwave’s consulting and managed services business, along with its technology resale business, represents an estimated $65 million in annualized revenue and a base of over 250 customers.

“Our expanded footprint in the Twin Cities makes us the dominant data center services and infrastructure provider in the region,” said Paul Lidsky, President and CEO, Datalink.  “This acquisition doubles our Cisco technology and services revenues, expands our managed services portfolio with the addition of a data center infrastructure monitoring service, adds an established security practice including product, services and consulting and doubles the size of our consulting services team.  From our consultative approach and elite professional services teams to our robust portfolio and our customer-centric focus, we believe combining Datalink and Midwave is a tremendous opportunity for our customers, partners, employees, and stockholders.”

“Midwave and Datalink are a perfect combination.  Together, we believe we have unparalleled professional and sales teams, data center best practices, and a passion for delivering long-term, value-based services to our customers,” said Midwave Chairman and CEO Jim Leslie, who is joining Datalink as Executive Vice President of Strategy and Business Development.  “I am excited that Midwave’s talented team of employees will have the opportunity to join a growing and reputable company, like Datalink.  And, our customers can continue to count on the first rate service that they are accustomed to receiving.”

Under the terms of the agreement, Datalink has acquired certain current assets and assumed certain liabilities of Midwave, subject to a working capital adjustment.  Datalink anticipates that, based on its internal projections, the transaction will become accretive to net income within one quarter.  The company plans to complete integration of the Midwave business within 90 days.  Datalink will record a charge associated with the acquisition in the fourth quarter of 2011 of approximately $250,000, or $.01 per fully diluted share.  The company expects cost synergies to take effect in the first quarter of 2012.

Conference Call and Webcast Today

Datalink will hold a conference call today at 9:00 a.m. central time, during which Datalink’s president and chief executive officer, Paul Lidsky, and vice president of finance and chief financial officer, Greg Barnum, will discuss the Midwave acquisition. Participants can access the conference call by dialing (877) 277-9804. Participants will be asked to identify the Datalink conference call and provide the designated identification number (15258724). A live Webcast of the conference call can be heard via Datalink’s website at www.datalink.com.

3Q 2011 Guidance

Today Datalink also confirmed its guidance for the third quarter of 2011.  The Company expects third quarter 2011 revenues to be in the range of $88 million to $90 million.  This compares to revenues of $69.2 million in the third quarter of 2010.  On a GAAP basis the company expects earnings per share to be in the range of $0.14 per share to $0.16 per share.  On a non-GAAP basis the company expects earnings per share in the range of $0.17 per share to $0.19 per share.

Paul Lidsky, Datalink’s president and CEO, commented, “Customer demand for our data center product and services solutions remained strong during the quarter.  The investments we continue to make around market and wallet share expansion coupled with the current rate of technology spending and steadily increasing customer interest in advanced data center technology and cloud computing are allowing us to take advantage of a growing number of opportunities”.

The company will report its third quarter financial results and hold an investor conference call after the market closes on October 19, 2011.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of acquisition intangible assets, integration and transaction costs related to acquisitions and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings guidance because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. We believe that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

Non-GAAP earnings per share exclude the effect of acquisition accounting adjustments from the Incentra acquisition to deferred revenue and costs, integration and transaction costs related to acquisitions, stock-based compensation expense, amortization of intangible assets, and the related effects on income taxes. The company estimates this total effect will be approximately $0.03 per diluted share for the third quarter of 2011, meaning that estimated GAAP earnings per share will be $0.03 less per share than non-GAAP earnings per share.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced networks, and business continuity. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements, including our internal projections of anticipated 2011 results, which reflect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim, “believe,” “expect,” “anticipate,” “intend,” “estimate”, “should” and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to: the level of continuing demand for storage, including the effects of current economic and credit conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with integrating possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Further, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably. We cannot assure that we can grow or maintain our revenue and backlog from current levels.

Datalink
Media & Alliances:
Suzanne Gallagher, 720-566-5110
SVP of Marketing
Email: sgallagher@datalink.com

or

Investors & Analysts:
Greg Barnum, 952-279-4816
Vice President and CFO
Email: gbarnum@datalink.com

or

Investor Relations:
Kim Payne, 952-279-4794
Investor Relations Coordinator
Fax: 952-944-7869
Email: einvestor@datalink.com
Website: http://www.datalink.com

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